Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "Agreement"), is entered into this 07 day of February, 2019, by and between Cannabics Pharmaceuticals, Inc., a Nevada corporation with an address at #3 Bethesda Metro Center, Suite 700 Bethesda, MD 20814 ("Cannabics"), and Wize Pharma, Inc., a Delaware corporation with an address at 24 Hanagar Street, PO Box 6653, Hod Hasharon, Israel ("Wize"), (Cannabics and Wize, each a "Founder", and collectively, the "Founders").

WHEREAS, the Founders are interested in incorporating a joint venture company under the laws of Israel for the purpose of researching, developing, and administering cannabinoid formulations to treat ophthalmic conditions (the "Business"); and

WHEREAS, the Founders desire to set forth in writing certain agreements as hereinafter described regarding the establishment of the joint venture company and the rights and obligations of the Founders;

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the Parties hereto agree as follows:

1.       Establishment of the Company

1.1       Incorporation of the Company. The Founders will establish a private company incorporated in Israel, with the name of "WPCP Pharma" or any other similar name lawfully available (the "Company"). The Founders will file the required documents to establish the Company within 14 days (as may be extended by mutual written consent) following the Effective Date (as defined below). Cannabics (the "Incorporator") shall be responsible for incorporating the Company. The shares of the Company shall have such rights and restrictions as set forth in the Charter Documents (as defined below), as may be amended from time to time.

1.2       Incorporation Documents. The shares of the Company shall have such rights and restrictions as set forth in the Charter Documents, as may be amended from time to time.

1.3       Ratification of Actions Taken Prior to Incorporation. The Company shall ratify the activities of the Incorporator as the incorporator of the Company.

1.4       Founder Representations/Undertakings. Each Founder represents that neither the execution nor the performance of this Agreement violates any agreement to which he is bound or any provisions of applicable law. Each Founder further agrees to notify the Company immediately if any conflict with its performance of this Agreement arises. Each Founder agrees to execute any further documents or instruments reasonably necessary to carry out the purposes or intent of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Founders agree and acknowledge the following:

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1.4.1 All of the activities of the Business shall be carried out according to each Founder's respective territorial, regulatory and commercial restrictions, as existing on the date hereof.

1.4.2 Without derogating from the generality of the foregoing, and for the sake of clarity, nothing herein will require Wize to take any action that is inconsistent or in conflict with its obligations under the Exclusive Distribution and Licensing Agreement with Resdevco Ltd., dated as of May 1, 2015, as amended and supplemented thereafter.

2.               Shareholdings

2.1       Initial Shareholding. The issued share capital of the Company upon its incorporation shall be as follows:

Shareholder	Ordinary Shares	Shareholding Percentage
Cannabics	50,000	50%
Wize	50,000	50%
Total:	100,000	100%

3.               Obligations of the Founders

3.1       Notwithstanding anything to the contrary hereunder, each Founder has, and shall retain, the sole and exclusive ownership of all right, title, and interest in and to its intellectual property, including any and all developments, modifications, enhancements, improvements, and derivative works made thereto, and including all patents, copyrights, and other intellectual property rights associated therewith.

3.2       Each Founder acknowledges and agrees that, subject to Section 3.3 below, title to, and all rights and interest in, all materials, products and deliverables prepared by such Founder in the performance of services for the Company (whether prior to or subsequent to its incorporation), including, but not limited to, reports, designs, programs, specifications, documentation, manuals, visual aids, software programs, and any other materials developed and/or prepared by such Founder for the Company (collectively, "Work Product"), in each case, if and to the extent such services are to be performed by such Founder shall vest in the Company and shall be deemed to be work made for hire, unless otherwise mutually agreed in writing (such as where the parties agree that performance of services will result in a limited non-exclusive license for use solely in the Business). To that end, (i) to the extent that any such Work Product may not be considered work made for hire, each Founder hereby irrevocably assigns all right, title and interest therein to the Company without further consideration, and (ii) all such materials shall belong exclusively to the Company, with the Company having the right to obtain and to hold in its own name, copyrights, trademarks, patents, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

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4.       Business and Management of the Company

4.1       Business of the Company. The Company will engage in all business activities permitted under relevant law; provided, however, that the Company will focus on the Business.

4.2       Business Plan. Promptly following the Effective Date, the Founders will work together to prepare a mutually acceptable business plan, which will be completed no later than 30 days after the Effective Date and shall include its initial budget as well as the respective contribution, if any, of each Founder's cash, non-cash assets and/or services to the Company (the "Business Plan"), as such plan may be revised by the Company's Board of Directors (the "Board") from time to time. Prior to the execution of the Business Plan, the Founders will conduct a freedom to operate analysis. The Company will conduct its business in accordance with the Business Plan.

4.3       Budget. At the beginning of each calendar year after incorporation of the Company, the Company shall prepare a budget for the upcoming calendar year of operations, the approval of which will be subject to the consent of the Company's Board of Directors

4.4       "Board of Directors". The Company's initial Board shall be comprised of three (3) directors. The Founders, for as long as such Founder owns at least ten percent (10%) of the issued and outstanding shares of the Company, will each be entitled to recommend and appoint one director, and the third director shall be an industry expert recommended by Wize and approved by Cannabics. Each Founder shall be entitled to remove the director appointed by such Founder and appoint a new director instead, at any time, upon prior written notice to the Company.

4.5       Officers. The initial officers of the Company shall be Noam Danenberg, and Eyal Barad, who shall serve as Co-Chief Executive Officers.

4.6       Signatory Authority. The Board will decide on an appropriate signatory authority for the Company in light of the operational needs of the Company.

4.7       Expenses. Until the Company has a revenue stream or as may otherwise be determined in the Business Plan, each Founder shall be responsible for fifty percent (50%) of the expenses of the Company, including the incorporation costs and associated legal fees.

4.8       Information Rights. The Charter Documents shall provide for information rights to the Founders, such that, except as necessary to comply with applicable law or contract and subject to any applicable privileges (including the attorney-client privilege), each Founder, for as long as it holds at least five percent (5%) of the outstanding shares of the Company, will be given reasonable access to the Company's employees, agents, properties, books and records for all proper purposes, during normal business hours and upon reasonable prior notice, the costs of review of which, if any, shall be borne by each Founder seeking to review the same. The Company will prepare and deliver such financial or other information concerning its business as a Founder may reasonably request, provided that if the Founder making such request holds less than 5% of the outstanding shares of the Company, the expenses associated therewith will be borne by such Founder (other than with respect to annual and quarterly financial statements of the Company).

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4.9       Veto Rights. The Charter Documents shall provide as for veto rights to the Founders, such that, for as long as a Founder holds at least ten percent (10%) of the outstanding shares of the Company, the Company shall not undertake any of the following actions without first obtaining the prior written consent of the directors appointed by such Founder: (a) a merger, consolidation, or sale of all or substantially all of the Company's assets or shares (other than as part of a drag-along transaction pursuant to Section 7); (b) a liquidation, dissolution, or winding up of the Company or the termination of the Company's activities; (c) a fundamental change in the nature of the Company's business; (d) any amendment to the Articles of Association of the Company that adversely effects the rights of such Founder (it being understood that amendments associated with the issuance of shares as part of a financing shall not be deemed an adverse change); (e) the issuance of any shares, options to acquire shares, or debt securities of the Company; (f) an increase in the number of directors of the Company to more than three (except in connection with a financing (g) any appointment or removal of an executive officer of the Company; (h) a transfer, assignment or exclusive license of any intellectual property that is fundamental to the operation of the Business to any third party (other than as part of a drag-along transaction pursuant to Section 7); and (i) any "related party transaction" (as shall be defined in the Charter Documents or pursuant to applicable law).

4.10 Necessary Actions. The Founders will act in such a manner as may be necessary to give effect to the provisions of this Agreement, including appointing or removing directors, as provided above, causing such directors to give effect to such provisions, and causing its shares to be voted at a general meeting of shareholders to give effect to such provisions.

5.       Restrictions on Share Transfers.

5.1       Permitted Transfers. Each Founder may, at any time, transfer all or part of its shares in the Company ("Shares") to an Affiliate (as defined below), provided that at the time of such transfer such transferee will execute such instruments as may, in the Company's reasonable opinion, be necessary to ensure that (a) such transferee has acceded to be bound by all of the terms of this Agreement, and (b) the Founder remains responsible for such transferee's performance of its obligations hereunder; and further provided that such transfer shall remain valid for only so long as such Affiliate remains an Affiliate of the Founder. Thereafter any reference in this Agreement to a Founder's shareholdings shall include all Shares held by such Founder and its authorized transferees pursuant to this Section 5.1. Any change in the relationship of the Affiliate holding an interest in Company and such Founder, such that the Affiliate ceases to be an Affiliate, shall obligate such Founder promptly to re-acquire the Shares from such Affiliate. "Affiliate" means, with respect to any person, any other person directly and/or indirectly controlling, directly and/or indirectly controlled by, or under direct and/or indirect common control with, such person.

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5.2       Right of First Refusal

Until the closing of a Company Sale or an IPO (as such terms are defined below), each Founder for so long as it holds at least ten percent (10%) of the issued and outstanding shares of the Company (a "Qualified Founder") shall be entitled to a right of first refusal on all transfers of Shares by the other Founder. No Founder shall sell, assign, charge (other than creation of a lien pursuant to Section 5.2.5 below) or transfer (together, "Transfer") all or any of the Shares owned by such Founder except as set forth below (and except for the permitted transfer of Shares to an Affiliate under Section 5.1 above):

5.2.1 In the event a Founder (the "Offeror") proposes to Transfer any of his Shares (the "Offered Shares") to any person or entity (the "Proposed Transfer"), the Offeror shall promptly request (the "Offeror's Request") that the Company deliver to the other Founder, provided that the other Founder is a Qualified Founder, a written notice containing the identity of the proposed transferee, the number of Shares included in the Proposed Transfer, and the terms and conditions concluded in good faith of the Proposed Transfer (the "Offeror's Notice"), so as to enable the other Founder to have the opportunity to exercise their right of first refusal pursuant to this Section 5.2. The Company shall comply with the Offeror's Request by sending the Offeror's Notice to the other Founder.

5.2.2 The Qualified Founder shall have the right to purchase all (and not less than all) of the Offered Shares pursuant to the terms of the Offeror's Notice by sending a written notice (the "Acceptance Notice") to the Company within thirty (30) days from receipt of the Offeror's Notice (the "Notice Period").

5.2.3 If the Acceptance Notice is in respect of less than the number of Offered Shares or is not timely provided, then the Offeror shall be entitled to Transfer all (but not less than all) of the Offered Shares to the proposed transferee; provided, however, that in no event shall the Offeror Transfer any of the Offered Shares to any transferee on terms more favorable to the transferee than those mentioned in the Offeror's Notice, and provided, further, that such Transfer must be closed within 120 days after the expiration of the Notice Period or the Proposed Transfer shall again be subject to the provisions of this Section 5.2.

5.2.5 Should a Founder create a lien on his Shares, such Founder shall be obligated to inform the beneficiary of the lien of the existence of the right of first refusal and that any exercise of the lien shall be deemed a Transfer which is subject to the provisions of this Section 5.2.

5.2.6 "Company Sale" means a merger, business combination, sale of shares or any other similar transaction involving the Company, in which the shareholders of the Company immediately prior to the merger, business combination or other similar transaction will own, as a result of which and immediately after the consummation (including all stages) thereof, less than the majority of shares of the surviving entity; in each case, whether as one transaction or a series of related transactions. "IPO" means an initial public offering of the shares of the Company.

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6.                   Co-Sale/Tag-Along Right.

6.1       Until the closing of a Company Sale or an IPO, subject at all times to the provisions of Section 5.2 (Right of First Refusal) above, in the event of any Proposed Transfer by a Founder, other than a permitted transfer of Shares pursuant to Section 5.1 above, each Qualified Founder shall have the right, within fourteen (14) days after receipt of the Offeror's Notice, to participate pro-rata in the Proposed Transfer by sending the Acceptance Notice, in which it shall designate how many shares it wishes to sell up to its pro-rata share. Each participating Qualified Founder's pro-rata co-sale right shall be expressed by a fraction, the numerator of which is the number of outstanding shares of the Company then held by the Founder, and the denominator of which is the sum of (i) the aggregate number of shares of the Company then held by all the shareholders of the Company exercising co-sale rights, plus (ii) the aggregate number of outstanding shares of the Company then held by the Offeror, multiplied by 100. If a Founder does not respond to the Offeror's Notice within the aforesaid time period, it shall be deemed to have waived its right to participate in such Transfer.

6.2       If the Acceptance Notice is not timely provided, then the Offeror shall be entitled to Transfer all (but not less than all) of the Offered Shares to the proposed transferee; provided, however, that in no event shall the Offeror Transfer any of the Offered Shares to any transferee on terms more favorable to the transferee than those mentioned in the Offeror's Notice, and provided, further, that such Transfer must be closed within 120 days after the expiration of the Notice Period or the Proposed Transfer shall again be subject to the provisions of this Section 6.

7.                   Compulsory Sale - Drag-Along.

7.1       In the event that prior to an IPO, any person or entity (the "Bidder") makes a bona fide offer to acquire or purchase (i) all of the issued share capital of the Company or (ii) all or substantially all of the Company's assets (the "Offered Transaction"), and shareholders holding at least 75% of the issued share capital of the Company indicate their acceptance of the Offered Transaction (the "Majority Selling Shareholders"), and the Offered Transaction is approved by a majority of the Board, then the Company shall deliver notice thereof to all shareholders (the "Drag-Along Notice") and each shareholder will (a) vote its shares in the Company in favor of the Offered Transaction and any decision necessary therefor (including the appointment of a representative of the Majority Selling Shareholders as proxy on its behalf for all matters reasonably necessary for the Offered Transaction and the implementation thereof) at every meeting called with respect thereof or any matters pertaining thereto, (ii) exercise their means of control in the Company in order for the Company to execute all necessary agreements and documents and to take all such actions reasonably required for the approval and implementation of the Offered Transaction, (iii) execute all necessary agreements and documents and take all such actions as may be reasonably required in connection therewith, and (iv) sell all its shares and other securities in accordance with the terms of the Offered Transaction; provided, however that if the Offered Transaction is not consummated within a period of 180 days after the date of the Drag-Along Notice, the Offered Transaction shall once again be subject to the terms of this Section.

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7.2       Each shareholder shall appear in person or by proxy at any annual or special general meeting for the purpose of obtaining a quorum and shall vote its shares, either in person or by proxy, at any annual or special meeting called for the purpose of voting on the Offered Transaction or any matter reasonably related thereto (including appointment of a representative appointed by the Majority Selling Shareholders as proxy on their behalf for all matters reasonably necessary for the transaction and the implementation thereof) or by written consent of shareholders with respect to the Offered Transaction, in favor of the Offered Transaction and any decision necessary therefor (including the appointment of a representative appointed by the Majority Selling Shareholders as proxy on their behalf for all matters reasonably necessary for the transaction and the implementation thereof) in accordance with this Section 7. Without limitation of the foregoing, upon a failure by a shareholder to comply with this Section 7, such shareholder hereby irrevocably appoints any designee nominated from time to time by the Board to execute on behalf of such shareholder any and all documents, instruments, deeds and agreements that are required to be executed by the shareholders pursuant to this Section 7.

7.3       Notwithstanding the foregoing, a shareholder will not be required to comply with the provisions of Sections 7.1 and 7.2 unless: (i) the liability for indemnification, if any, of such shareholder in the Offered Transaction and for the inaccuracy of any representations and warranties made by the Company or its shareholders in connection therewith is several and not joint with any other person who is not an Affiliate of such shareholder (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders), and is pro rata in proportion to, and does not exceed, the amount of consideration payable to such shareholder in connection with such Offered Transaction; and (ii) upon the consummation of the Offered Transaction, each shareholder will receive the same form of consideration and the same portion of the aggregate consideration that such shareholder would have received if such aggregate consideration (whether in the form of cash, securities or otherwise) had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Charter Documents as in effect immediately prior to such transaction.

8.       Pre-Emptive Right

Until an IPO or Company Sale, each shareholder holding at least 5% of the outstanding share capital of the Company (a "Qualified Shareholder") shall have a pre-emptive right to purchase New Securities (as defined in Section 8.1) that the Company may, from time to time, propose to sell and issue.

8.1       In this Section 8, "New Securities" shall mean any shares of the Company, whether now or hereafter authorized, and rights, options, convertible instruments or warrants to purchase said shares, and securities of any type whatsoever that are, or may become, convertible into said shares, other than (i) employee stock options and employee share grants under the Company's equity incentive plans; (ii) issuances of Company securities in connection with a bona fide loan or credit facility of a third party financial lender; (iii) issuance of Company securities in an IPO of the Company; (iv) issuances of Company securities pursuant to an acquisition by the Company of another company or business; (v) issuances of Company securities in connection with any pro rata stock splits, dividends, distributions, combinations, reclassifications or similar events; and (vi) issuances exempted from preemptive rights if approved by the shareholders owning at least 75% if the outstanding shares of the Company.

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8.2       Any New Securities to be issued by the Company shall first be offered by the Board by written notice of offer to the Qualified Shareholders (the "Rights Notice") pro rata to their respective holdings then held by them as of the date of the Rights Notice. Such Rights Notice shall state the terms, including without limitation the price per share, of the proposed allotment, and any such shareholder may accept such offer, as to all or any part of the shares so offered to him, by giving the Company written notice of acceptance within twenty (20) days after being served with the Rights Notice and effecting full payment therefore thereafter. Any of the New Securities which a Qualified Shareholder fails or declines to acquire as aforesaid shall be reoffered, in the manner prescribed in the foregoing provisions of this Section 8.2, to the other Qualified Shareholders who submitted notices of acceptance as to all the New Securities initially offered to them pursuant hereto, in proportion to their respective shareholdings. Even if the Qualified Shareholders who elect to purchase New Securities elect to purchase in the aggregate less than 100% of the New Securities, the New Securities so elected to be purchased shall be sold to such shareholders in accordance with such elections.

8.3       Any of the New Securities which are not accepted by the Qualified Shareholders as aforesaid may be subsequently allotted without restriction, but only on terms no more favorable to the allottee than the terms offered to the Qualified Shareholders. Any of the New Securities not so allotted within ninety (90) days from the expiration of the re-offer described above shall again be subject to all the provisions of this Section 8.

9.                   Effective Date

This Agreement shall become effective on the date (the "Effective Date") that is one business day following receipt of an opinion, within 30 days from the date of signing, from a mutually selected third party describing the regulatory pathway for eye drops containing cannabinoids or cannabinoid strings (the "Opinion"). If the Opinion is not received within 30 days of the date hereof, this Agreement shall become null and void unless otherwise extended by mutual agreement of the parties.

10.                Mutual Share Issuances

10.1 Upon the Effective Date (i) Wize shall issue to Cannabics 900,000 shares of its common stock (the "Wize Shares"), which represent a value of $909,933, calculated using a price per share equal to the weighted-average price per share of its common stock as traded during the sixty-day period ending on February 5, 2019 (the "60-Day VWAP"), and (ii) Cannabics shall issue to Wize 2,263,944 shares of its common stock (the "Cannabics Shares" and together with the Wize Shares, the "Restricted Shares"), which represent a value of equals of $909,933, calculated using a price per share equal to the weighted-average price per share of its common stock as traded during the sixty-day period ending on February 5, 2019. All of these issued Restricted Shares shall be free of free of any mortgage, pledge, lien, royalty obligations, conditional sale agreement, security agreement, encumbrance or other charge (collectively, "Liens"), subject to any restrictions on transfer under applicable securities Laws and this Agreement. Notwithstanding the above, the Founders are committed to share and provide the necessary cash payments for any of the Company's operations as per the Business Plan within 3 days of the Company's demand for such cash request.

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10.2 The Restricted Shares Are Not Registered. Each of the Founders hereby acknowledges that the Restricted Shares will not be issued by the Founders pursuant to a registration statement under the Securities Act, and therefore they may be required to be held for an indeterminate period. The Restricted Shares are issued in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of each Founder set forth in this Section 10.

10.3 Representations of the Founders.

10.3.1 Each Founder is acquiring the applicable Restricted Shares for such Founder's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act. Each Founder agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Restricted Shares. Further, each Founder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Restricted Shares.

10.3.2 Each Founder is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the other Founder. Each Founder is aware that an investment in the other Founder involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest. Each Founder has sufficient financial resources available to support the loss of all or a portion of the value of the Restricted Shares, has no need for liquidity in connection with the Restricted Shares, and is able to bear the economic risk of such investment.

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12.                Confidentiality

12.1 Each Founder agrees to maintain in confidence and trust, and not disclose or make any unauthorized use of, whether for his own personal benefit or for the benefit of others, any proprietary or confidential information of the Company, including without limitation, trade secrets, know-how, business plans, and marketing plans, whether documentary, written, oral or computer generated. The Company's confidential information does not include information that is now, or hereafter becomes, through no act or failure to act on the part of a Founder, generally known to the public or information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement.

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12.2 Press Release. Neither Founder shall issue any press release or public announcement concerning this Agreement or the Company without obtaining the prior written consent of the other Founder hereto, which consent shall not be unreasonably withheld, except as may be required by applicable securities laws, in which case, the publishing Founder shall use reasonable commercial efforts to send the draft public announcement to the other Founder prior to publication thereof.

13.                Non-Compete, Non-Solicitation and Right Of First Refusal.

13.1 For so long as Cannabics either (a) performs services for the Company or (b) holds at least five percent (5%) of the shares of the Company, Cannabics shall refrain from developing, investing in (other than through its holding of the Wize Shares issued hereunder), promoting, or selling any ophthalmology product.

13.3 For so long as Wize either (a) performs services for the Company or (b) holds at least five percent (5%) of the shares of the Company, Wize shall refrain from developing, investing in (other than through its holding of the Cannabics Shares issued hereunder), promoting, or selling any cannabis-based products.

13.4 Subject to non compete clause section 13.1 and 13.2 above, in case the Company decided for any reason not to invest in a new venture relating any ophthalmology or cannabis-based products which was proposed to the Company by any of the Founders, the Company will have 10% of the said venture without the need to invest funds.

13.5 Notwithstanding the above, sections 13.1 to 13.3 shall not apply to minority stakes and/or passive investment and /or non controlling equity held by either company in competitive projects.

14.                Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of Israel without reference to its conflict of laws principles. Any dispute arising hereunder shall be referred to the competent courts in Tel Aviv.

15.                Miscellaneous

15.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, and negotiations, both written and oral, between the parties with respect to the subject matter hereof or thereof, including the Memorandum of Understanding, dated June 20, 2018.

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15.2 Amendments. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by all parties hereto.

15.3 No Waivers. No failure or delay by a Founder in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy.

15.4 Assignment. No Founder may assign this Agreement nor his rights or obligations hereunder without the prior written consent of the other Founder, except to its Affiliates (for as long as they continue to be its Affiliates and subject to Section 5.1 above).

15.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Founders and their respective successors and permitted assigns.

15.6 Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

15.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to each were upon the same instrument.

15.8 No Third Party Beneficiaries. The parties agree that there are no third party beneficiaries to this Agreement.

15.9 Acceptance by the Company. The Founders will procure endorsement of this Agreement by the Company as soon as it is formed, signifying the Company's agreement with, and acceptance of, the Agreement's terms insofar as they affect the Company.

15.10 Termination. If, for whatever reason, the Founders do not approve the Business Plan by June 30, 2019, this Agreement shall expire at such time, and the Founders shall cooperate in winding down the Company.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

Cannabics Pharmaceuticals, Inc.	Wize Pharma, Inc.

/s/ Eyal Barad	/s/ Or Eisenberg
Name: Eyal Barad	Name: Or Eisenberg
Title: CEO	Title: CFO & Acting CEO
Date:February 7, 2019	Date: February 7, 2019

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